Exhibit 99.1
                            FIRST SOUTH BANCORP, INC.

Item 7 (b). Pro Forma Financial Information

I. Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of December 31, 1999

                                                                                 Pro Forma
                                                                          --------------------------
                                                                          Acquisition
                                                          Branch          Adjustments
Assets                               First South (1)   Acquisition (a)     (Note 3)        Combined
                                        ---------        ---------        ---------        ---------
                                                           (dollars in thousands)
Cash and securities                     $  24,047        $ 114,072        $ (64,030)(b)    $  74,089
Mortgage backed securities                 55,962               --           51,611 (c)      107,573
Loans receivable                          344,393           26,347          (44,214)(c)      326,526
Premises and equipment                      5,114            2,770              (66)(d)        7,818
FHLB stock                                  2,608               --               43 (e)        2,651
Real estate owned                             209               --               --              209
Accrued interest receivable                 1,938               --              846 (f)        2,784
Goodwill/premium                              517            4,983 (2)           --            5,500
Prepaid expenses and other
 assets                                     5,426                9               --            5,435
                                        ---------        ---------        ---------        ---------
Total assets                            $ 440,214        $ 148,181        $ (55,810)       $ 532,585
                                        =========        =========        =========        =========

Liabilities and Stockholders' Equity

Liabilities

Deposits                                $ 345,501        $ 147,503        $ (26,870)(g)    $ 466,134
Borrowed money                             33,825               --          (28,940)(h)        4,885
                                        ---------        ---------        ---------        ---------
                                          379,326          147,503          (55,810)         471,019

Accrued expenses and
 other liabilities                         12,936              678               --           13,614
                                        ---------        ---------        ---------        ---------
Total liabilities                         392,262          148,181          (55,810)         484,633

Stockholders' equity                       47,952               --               --           47,952
                                        ---------        ---------        ---------        ---------

Total liabilities and
Stockholders' equity                    $ 440,214        $ 148,181        $ (55,810)       $ 532,585
                                        =========        =========        =========        =========

Note 1. Incorporated by reference to Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

Note 2. The unaudited pro forma condensed combined statements of financial condition have been prepared to reflect the acquisition of Triangle Bank deposits for a premium of approximately 4%, and the assumption of loans and premises and equipment.

Note 3. Based on a preliminary review of the acquired loans portfolio yields, premises and equipment, no adjustments to estimated fair value or market value appears to be necessary as part of the acquisition transaction.

     a. Financial information is the sum of the financial data available on the branch offices purchased.

     b. This adjustment records the decrease in cash due to funding repayment of borrowings, deposit run-off and loan closings.

     c.   This  adjustment   reflects  the  securitization  of  $52  million  of
          residential mortgage loans into mortgage-backed securities.

     d.   Record depreciation allowance on acquired equipment.

     e.   Purchase of additional FHLB stock to support acquired loans.

     f.   Record accrued interest receivable on acquired loans.

     g. This adjustment reflects an 18% actual deposit run-off experienced from the acquired branch offices.

     h. Record repayment of FHLB advances with excess cash received in branch purchase funding.

                                                                    Exhibit 99.1
                            FIRST SOUTH BANCORP, INC.

Item 7 (b).  Pro Forma Financial Information

II. Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended December 31, 1999

                                                         Pro Forma
                                              -------------------------------
                                              Acquisition
                                              Adjustments
                          First South (1)      (Note 2)             Combined
                            ----------        ----------           ----------
                                           (dollars in thousands)

Interest income             $    6,805        $    1,599 (a,b,c)   $    8,404
Interest expense                 3,170               825 (a,d)          3,995
                            ----------        ----------           ----------
                                 3,635               774                4,409
Provision for loan
 losses                            227                99 (e)              326
                            ----------        ----------           ----------

Net interest income              3,408               675                4,083

Other income                       615               242 (f)              857
Other expenses                   2,643               501 (f)            3,144
Premium amortization                --               124 (g)              124
                            ----------        ----------           ----------
Income before
 income taxes                    1,380               292                1,672
Income taxes                       569               114 (h)              683
                            ----------        ----------           ----------
Net income                  $      811        $      178           $      989
                            ==========        ==========           ==========


Diluted earnings per share  $     0.25                             $     0.30
                            ==========                             ==========

Weighted average shares      3,262,897                              3,262,897
                            ==========                             ==========

Note 1. Incorporated by reference to Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

Note 2. The unaudited pro forma condensed combined statement of operations has been prepared to reflect the purchase of Triangle Bank branch offices. Pro forma adjustments are made to reflect:

     a. Interest income on loans and interest expense on deposits are based on the acquired balances of loans and deposits multiplied by the applicable branch's portfolio yields and costs as of December 31, 1999. The average loan yield is 8.87% and the average cost of deposits is 4.18%.

          1.   Interest on loans ($26.3 million x 8.87% /4): $583,000

          2.   Interest on deposits ($120.6 million x 4.18% /4): $1.260 million

     b. Interest income on $25.0 million of government and agency securities purchased at 7.0% yield /4: $438,000

     c.   Interest income n $42.0 million overnight funds at 5.5% /4: $578,000.

     d. Reduction in interest expense on $29.0 million of FHLB borrowings repaid at 6.0% /4: $ 435,000.

     e. Increase loan loss reserves for 1.5% of $26.3 million loans acquired /4: $99,000.

     f.   All  noninterest   income  and  noninterest   expense  represents  the
          historical credits and charges of the branch offices acquired.

     g. Amortization of deposit premium based on the straight-line method over ten years ($4,983,000 / 10 /4): $124,000.

     h. Federal and state income tax expense at 39% effective rate on incremental net operating income before taxes.

                                                                    Exhibit 99.1
                            FIRST SOUTH BANCORP, INC.

Item 7 (b). Pro Forma Financial Information

III. Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended September 30, 1999

                                                            Pro Forma
                                                 -----------------------------
                                                 Acquisition
                                                 Adjustments
                               First South (1)    (Note 2)           Combined
                                 ----------      ----------         ----------
                                           (dollars in thousands)

Interest income                  $   33,301      $    6,393 (a,b,c) $   39,694
Interest expense                     16,695           3,300 (a,d)       19,995
                                 ----------      ----------         ----------
                                     16,606           3,093             19,699

Provision for loan
 losses                                 370             395 (e)            765
                                 ----------      ----------         ----------

Net interest income                  16,236           2,698             18,934

Other income                          2,983             968 (f)          3,951
Other expenses                       13,217           2,006 (f)         15,223
Goodwill/premium amortization            69             498 (g)            567
                                 ----------      ----------         ----------

Income before
 income taxes                         5,933           1,162              7,095
Income taxes                          2,549             453(h)           3,002
                                 ----------      ----------         ----------
Net income                       $    3,384      $      709         $    4,093
                                 ==========      ==========         ==========

Diluted earnings per share       $     0.96                         $     1.16
                                 ==========                         ==========

Weighted average shares           3,530,811                          3,530,811
                                 ==========                         ==========

Note 1. Incorporated by reference to Item 7 (b) of the Company's Current Report Amendment Number 1 to Form 8-K/A filed on February 11, 2000.

Note 2. The unaudited pro forma condensed combined statement of operations has been prepared to reflect the purchase of Triangle Bank branch offices. Pro forma adjustments are made to reflect:

     a. Interest income on loans and interest expense on deposits are based on the acquired balances of loans and deposits multiplied by the applicable branch's portfolio yields and costs as of December 31, 1999. The average loan yield is 8.87% and the average cost of deposits is 4.18%.

          1.   Interest on loans ($26.3 million x 8.87%): $2.333 million
          2.   Interest on deposits ($120.6 million x 4.18%): $5.040 million

     b. Interest income on $25.0 million of government and agency securities purchased at 7.0% yield: $1.750 million.

     c.   Interest  income n $42.0  million  overnight  funds  at  5.5%:  $2,310 million.

     d. Reduction in interest expense on $29.0 million of FHLB borrowings repaid at 6.0%: $1.740 million.

     e.   Increase loan loss reserves for 1.5% of $26.3 million loans  acquired:
          $395,000.

     f.   All  noninterest   income  and  noninterest   expense  represents  the
          historical credits and charges of the branch offices acquired.

     g. Amortization of deposit premium based on the straight-line method over ten years ($4,983,000 / 10): $498,300.

     h. Federal and state income tax expense at 39% effective rate on incremental net operating income before taxes.